UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019 (January 11, 2019)

GLYECO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	230 Gill Way Rock Hill, South Carolina	29730
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 11, 2019, GlyEco, Inc. (the “Company”) completed the sale (the “Asset Sale”) of its route antifreeze collection and re-distillation business (the “Business”) to Heritage-Crystal Clean, LLC (the “Purchaser”) pursuant to the terms of an Asset Purchase Agreement, effective as of January 11, 2019 (the “Closing Date”), by and among the Purchaser, the Company and certain subsidiaries of the Company listed therein (the “Asset Purchase Agreement”). In consideration for the Business, the Purchaser paid the Company a purchase price of $1,417,000 in cash, which price is subject to adjustment based on the delivered value of the working capital of the Business, to be determined within 90 days after the Closing Date, as well as a $100,000 damage hold back, to be paid to the Company within 30 days of the closing of the Asset Sale (the “Closing”). Other than the assumption of loan payments related to certain vehicle financings, no debt or significant liabilities were assumed by the Purchaser in the Asset Sale.

The Asset Purchase Agreement contains representations, warranties and indemnification obligations of the parties customary for transactions similar to those contemplated by the Asset Purchase Agreement. Such representations and warranties are made solely for purposes of the Asset Purchase Agreement and, in some cases, are subject to qualifications and limitations agreed to by the parties thereto in connection with the negotiated terms of the Asset Purchase Agreement and are qualified by disclosures that were made in connection with the parties’ entry into such agreement.

The Company’s board of directors previously approved the Asset Purchase Agreement, the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement. Each party’s obligation to consummate the Asset Sale was conditioned upon certain other customary closing conditions, including the accuracy of the other party’s representations and warranties as of Closing, subject, in certain instances, to certain materiality and other thresholds, the performance by the other party of its obligations and covenants under the Asset Purchase Agreement, the delivery of certain documentation by the other party and the absence of any injunction or other legal prohibitions preventing consummation of the Asset Sale.

In addition, pursuant to the Asset Purchase Agreement, the Company agreed not to engage in the Business within certain geographical territories within the U.S. and the Canadian province of Ontario for a period of five years following the closing date of the Asset Sale. The Company has also agreed to certain other customary employee and customer non-solicitation covenants.

In addition, pursuant to the terms of the Asset Purchase Agreement, at Closing, the Company and the Purchaser entered into (i) a Transition Services Agreement, pursuant to which (a) the Seller shall provide the Purchaser with production services and personnel for two glycol facilities for a period ending 90 days from the Closing Date, which period may be extended for up to three 30-day periods and (b) the Company shall be reimbursed by the Purchaser on a monthly basis for all costs related to the provision of such services; (ii) a Supply Agreement pursuant to which the Purchaser agreed to purchase ethylene glycol on a non-exclusive basis from the Company for a period of one year, which period automatically renews for additional one-year periods unless terminated by either party more than 90 days prior to the end of any such period; (iii) a Closing Agreement relating to certain post-Closing items; (iv) a sublease permitting the Purchaser to become a subtenant at one of the facilities relating to the Business; and (v) a General Assignment and Bill of Sale.

The foregoing description of the Asset Purchase Agreement and the Asset Sale does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is attached hereto as Exhibit10.1 and is incorporated herein by reference.

The form of Asset Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Purchaser or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Asset Purchase Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Asset Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Asset Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the Purchaser or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Asset Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01.    Other Events.

On January 14, 2019, the Company issued a press release in which it announced that it entered into the Asset Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Asset Purchase Agreement, effective as of January 11, 2019, by and among Heritage-Crystal Clean, LLC, GlyEco, Inc., and the subsidiaries of GlyEco, Inc. listed therein.
99.1	Press Release of GlyEco, Inc., dated January 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2019

GlyEco, Inc.

By:	/s/ Richard geib
Name:	Richard Geib
Title:	Chief Executive Officer